UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 28, 2007, Bristol-Myers Squibb Company (the “Company”) issued a press release announcing that it has finalized a civil settlement agreement with the United States Department of Justice (“DOJ”) and the Office of the United States Attorney for the District of Massachusetts resolving the previously disclosed investigations that began several years ago involving the Company’s drug pricing, and sales and marketing activities. In connection with the settlement, the Company has entered into a five-year corporate integrity agreement with the Office of the Inspector General of the Department of Health and Human Services (“OIG”) that provides for, among other obligations, the continued development and maintenance of the Company’s compliance programs relating to the Company’s U.S. pharmaceuticals business.

As previously announced, the agreement provides for a civil resolution and payment of $499 million the full amount of which has been reserved. There are no criminal charges against the Company. The agreement will not affect the Company’s ongoing business with any customers, including the government.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: September 28, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Bristol-Myers Squibb Company dated September 28, 2007